Exhibit 99.1

AudioEye Reports Second Quarter 2020 Results

Eighteenth Straight Quarter of Record Revenue, First-Ever $5M Revenue Quarter, Nearly Triples Customer Count to over 20,000 since last year-end

TUCSON, Ariz. — August 13, 2020 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading software solution provider delivering website accessibility compliance to businesses of all sizes, reported financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Results

●	Total revenue increased 117% to a record $5.3M from $2.4M in the same period a year ago. The increase in revenue was primarily due to continued growth in the Company’s vertical partner channels, coupled with new business and renewals in Enterprise channel during the period, and represents the Company’s first-ever $5M revenue quarter.
●	As of June 30, 2020, monthly recurring revenue (MRR) was about $1.6M, this is an increase of 105% on a year-over-year basis.
●	Gross profit increased more than 180% to $3.7M (~70% of total revenue) from $1.3M (~54% of total revenue) in the same year-ago period. The increase in gross profit and gross margin was primarily due to increased efficiencies being realized as the Company continues to improve and expand the level of automation in its remediations as well as an increase in revenues.
●	Operating expenses increased 36% to $4.5M from $3.3M in the same year-ago period. The increase in total operating expenses was primarily due to increased investments in talent across various functions, infrastructure and product development.
●	Net loss available to common stockholders was $1.4M, or $(0.16) per share, compared to $2M, or $(0.27) per share, in the same year-ago period. The improved net loss was expected as the Company continues to drive efficiencies with scale, somewhat offset by an increase in investments and other support costs.
●	At quarter-end, the Company had $2.1M in cash, compared to $1.8M at March 31, 2020.
●	After the quarter-end (a subsequent event) Sero Capital exercised warrants for cash, which will infuse additional capital of $880,000.
●	The Company has not drawn on its $2M Line of Credit facility from Sero Capital and does not intend to draw on it before it expires on August 14, 2020.

●     Deferred revenue increased 65% to $5.2M from $3.2M in the second quarter of 2019.

●	As of June 30, 2020, total customer count had grown to more than 20,000 customers, which was an 80% increase compared to the first quarter 2020 and more than a 1,300% increase compared to the second quarter of 2019.
●	The Company is reiterating its expectation to become cash flow positive in 2021, assuming normal economic conditions.

Second Quarter and Recent Operational Highlights

●	Made organizational leadership changes and added new talent: Building on the strategic initiatives put in place last November, we continue to implement organizational changes in order to accelerate our efforts to build out scalable technology and IP, and infrastructure to succeed:
○	Heath Thompson has moved from CEO to strategic advisor and has a continuing role to advance the Company’s mission and to acquire customers for AudioEye;
○	David Moradi, joins as Interim CEO and as Chief Strategy Officer. He is a member of the Board of Directors, and the Founder and Manager of Sero Capital, LLC. The Company expects to receive the benefit of his deep understanding of the Company and his many years of technology and business leadership experience;
○	David’s compensation agreement with the Company is anticipated to be for a base salary of $1/year plus performance-based equity awards that are tied to very material growth in MRR and the stock price;
○	Dominic Varacalli, who was recently appointed CTO of the Company will assume the role of President. Dominic was previously the CEO and co-owner of his own technology consulting firm. He has also held various technology leadership roles at Kroger Digital; and
○	Khurrum Malik will join the Company as CMO the week of August 17. Khurrum has held leadership positions at Microsoft, Facebook and Spotify.
●	Launched refreshed audioeye.com website and digital marketplace reflecting enhanced messaging, streamlined product plans with improved user experience and new brand imagery.
●	Continued to position AudioEye as the digital accessibility thought leader, with media coverage in targeted publications; see https://www.audioeye.com/posts). Articles referencing or featuring AudioEye included : Forbes, Fast Company, San Francisco Chronicle, Slate, Chain Store Age, and Pix11 TV (with syndication in 9 markets nationwide).
●	Customer retention remained high with a top quartile Enterprise customer Net Promotor Score for technology companies.
●	Continued to grow Enterprise (direct) sales channel client roster in the second quarter with prominent new customers from the consumer goods, state government agencies, energy, and the hospitality space, among others.
●	Continued to solidify existing Vertical (indirect) channel partner relationships through deeper penetration within active channel partners who offer AudioEye as a preferred digital accessibility solution to their clients.

Financial Outlook

The Company remains confident in its long-term growth prospects as well as the opportunities in the digital accessibility industry as a whole. The Company remains focused on growing monthly recurring revenue (MRR) as its leading financial indicator. Under normal economic conditions, the Company is reiterating its expectation to become cash flow positive in 2021. This expectation remains subject to change and does not factor in a significant, long-term macroeconomic impact to AudioEye or its customer base as a result of COVID-19.

Management Commentary

AudioEye’s Board of Director and Interim CEO David Moradi said, “AudioEye has proven itself a market leader with its digital accessibility platform, and I believe it has become the gold standard for delivering full ADA compliance. As we expand our platform to address new audiences, ecosystems, and markets, I am excited to support the company through this next stage of tremendous growth.”

AudioEye Executive Chairman Carr Bettis added, ”We continued our positive momentum in the second quarter of 2020 with our eighteenth consecutive quarter of record revenue. Additionally, the second quarter represented the first in which our revenue topped five million. Our customer count has nearly doubled, growing from 11,000 at the end of the first quarter to more than 20,000 at the close of the second. Our continued investment in talent, infrastructure and product development is having results as seen in our MRR increase, with $1.6M as of June 30, 2020. We also continue to reiterate our expectation that we will be cash flow positive in 2021.

Even though the impact from the global pandemic is still unknown, we are cautiously optimistic for the second half of this year. Customers have continued to demonstrate their commitment to digital inclusivity, and we are pleased to continue to elevate the importance of digital inclusion, encouraging businesses of all sizes to prioritize accessibility at a time when digital connectivity is critical.”

Conference Call

AudioEye management will hold a conference call today, August 13, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

AudioEye management will host the conference call, followed by a question and answer period.

U.S. dial-in number: (877) 407-9208

International number: (201) 493-6784

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through August 20, 2020.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13707548

About AudioEye

AudioEye is an industry-leading software solution delivering immediate ADA and WCAG accessibility compliance at scale. Through patented technology, subject matter expertise and proprietary processes, AudioEye is eradicating all barriers to digital access, helping creators get accessible and supporting them with ongoing advisory and automated upkeep. Trusted by the FCC, ADP, SSA, Samsung, and more, AudioEye helps everyone identify and resolve issues of accessibility and enhance user experiences, automating digital accessibility for the widest audiences. AudioEye stands out among its competitors because it delivers Machine Learning/AI-driven accessibility without fundamental changes to site architecture. Join our movement at www.audioeye.com.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” , “forecast” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from less mature lines of business, long-term growth prospects, opportunities in the digital accessibility industry, and our expectation that we will be cash flow positive in 2021 and the impact from Covid-19 related macroeconomic impact to our customers and to AudioEye. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, and on Form 10-Q for quarter ended March 31, 2020 filed with the SEC on May 15th, 2020. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof.

About Key Operating Metrics

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), we consider certain operating measures that are not GAAP measures, including monthly recurring revenue, bookings and contracts in excess of revenue and deferred revenue. AudioEye reviews a number of operating metrics such as these to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions.

We believe these metrics and measures are useful to facilitate period-to-period comparisons of our business and to facilitate comparisons of our performance to that of other similar companies. Company may adjust the definitions to enable better comparisons as business evolves.

AudioEye’s bookings represent the contracted amount of money the customer commits to spend with the Company over an agreed amount of time, generally ranging from 12 months up to 60 months. This may include cancellable contracts.

AudioEye’s contracts in excess of revenue and deferred revenue is the remaining bookings that have not yet been recognized as revenue or deferred revenue. This measure represents the contractually agreed amount of money that is remaining to be recognized as revenue under contracts and that will be recognized in subsequent periods, as company fulfills its service obligations.

Monthly recurring revenue for a paid customer account is a determination made by assessing the terms of each paid customer account, as of the date of determination, as to the revenue we expect to generate on an average monthly basis for that paid customer account, assuming no changes to the subscription and without taking into account any usage above the subscription or recurring revenue base, if any, that may be applicable to such subscription.

Vertical Partner is a CMS provider or a company which provides a web-hosting platform for private and public entities and resells the AudioEye Managed service as an accessibility service offering to its customers. CMS providers who are focused on a specific industry vertical are referred to as Vertical Partners by AudioEye. CMS providers who are vertical agnostic are referred to as Platform partners by AudioEye.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860

-Financial Tables to Follow-

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2020	2019
	(in thousands, except per share data)
ASSETS
Current assets:
Cash	$2,130	$1,972
Accounts receivable, net	4,024	2,958
Unbilled receivables	-	160
Deferred costs, short term	184	183
Debt issuance costs, net	27	137
Prepaid expenses and other current assets	200	198
Total current assets	6,565	5,608

Property and equipment, net	141	156
Right of use assets	724	827

Deferred costs, long term	123	145
Intangible assets, net	1,709	1,715
Goodwill	701	701
Total assets	$9,963	$9,152

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,509	$973
Finance lease liabilities	60	52
Operating lease liabilities	218	209
Warrant liability	593	120
Deferred revenue	5,078	5,372
Total current liabilities	8,458	6,726

Long term liabilities:
Finance lease liabilities	37	52
Operating lease liabilities	544	655
Deferred revenue	168	153
Term loan	1,302	-

Total liabilities	10,509	7,586
Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Series A Convertible Preferred Stock, $0.00001 par value, 200 shares designated, 100 and 105 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1	1
Common stock, $0.00001 par value, 50,000 shares authorized, 9,113 and 8,877 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	52,449	51,490
Accumulated deficit	(52,997)	(49,926)
Total stockholders' (deficit) equity	(546)	1,566

Total liabilities and stockholders' (deficit) equity	$9,963	$9,152

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Revenue	$5,283	$2,436	$9,544	$4,421

Cost of revenue	1,607	1,124	2,927	2,046

Gross profit	3,676	1,312	6,617	2,375

Operating expenses:
Selling and marketing	1,705	1,345	3,523	2,658
Research and development	265	152	598	293
General and administrative	2,556	1,834	4,988	3,583
Total operating expenses	4,526	3,331	9,109	6,534

Operating loss	(850)	(2,019)	(2,492)	(4,159)

Other expenses:
Change in fair value of warrant liability	(501)	-	(473)	-
Interest expense, net	(56)	(1)	(106)	(2)
Total other expenses	(557)	(1)	(579)	(2)

Net loss	(1,407)	(2,020)	(3,071)	(4,161)

Dividends on Series A Convertible Preferred Stock	(12)	(13)	(26)	(26)

Net loss available to common stockholders	$(1,419)	$(2,033)	$(3,097)	$(4,187)

Net loss per common share-basic and diluted	$(0.16)	$(0.27)	$(0.35)	$(0.55)

Weighted average common shares outstanding-basic and diluted	8,937	7,646	8,907	7,629